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                                                                    EXHIBIT 10.5

                               SECURITY AGREEMENT

          THIS SECURITY AGREEMENT ("Agreement") is made as of the 30th day of September, 2002 by AMX Corporation, a Texas corporation (hereinafter called "Debtor", whether one or more), in favor of BANK ONE, NA, a national banking association ("Bank"). Debtor hereby agrees with Bank as follows:

          1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

               (a)    The term "Borrower" shall mean Debtor.

               (b) The term "Code" shall mean the Uniform Commercial Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

               (c) The term "Collateral" shall mean all of the property set forth below:

                      (i) All present and future accounts, chattel paper, documents, instruments, deposit accounts and general intangibles (including any right to payment for goods sold or services rendered arising out of the sale or delivery of personal property or work done or labor performed by Debtor), now or hereafter owned, held, or acquired by Debtor, together with any and all books of account, customer lists and other records relating in any way to the foregoing (including, without limitation, computer software, whether on tape, disk, card, strip, cartridge or any other form), and in any case where an account arises from the sale of goods, the interest of Debtor in such goods.

                      (ii) All present and hereafter acquired inventory (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment, or held for sale, lease, return or to be furnished under contracts of services, in whole or in part, by Debtor wherever located, all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

                      (iii) All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Debtor and used or usable in Debtor's business, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form). To the extent that the foregoing property is located on, attached to, annexed to, related to, or used in connection with, or otherwise made a part of, and is or shall become fixtures upon, real property, such real property and the record owner thereof is described on Exhibit "A" attached hereto and made a part hereof

                      (iv) All of Debtor's Intellectual Property. "Intellectual Property" means (i) all of Debtor's Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use thereof; (ii) any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held; (iii) all design rights which may be available to Debtor now or later created, acquired or held; (iv) any claims for damages (past, present or future) for

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               infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and (v) all proceeds and products of the foregoing, including all insurance, indemnity or warranty payments. "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held. "Trademarks" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks. "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same. "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

               The term Collateral, as used herein, shall also include all PRODUCTS and PROCEEDS of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, securities, guaranties or monies of Debtor which may at any time come into the possession of Secured Party (as hereinafter defined). The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property except finished goods intended for sale in the ordinary course of Debtor's business or as otherwise provided herein. The term Collateral does not include any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent the prohibition is enforceable under applicable law, including, without limitation, Section 9.406(d) of the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained).

               (d) The term "Indebtedness" shall mean (i) all indebtedness, obligations and liabilities of Borrower to Secured Party of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Secured Party, be or have been payable to or in favor of a third party and subsequently acquired by Secured Party (it being contemplated that Secured Party may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Secured Party now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above,
          (iii) all obligations of Borrower to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Secured Party in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.

               (e) The term "Loan Documents" shall mean all instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Indebtedness.

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               (f)  The term "Obligated Party" shall mean any party other than
          Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the Indebtedness.

               (g) The term "Secured Party" shall mean Bank, its successors and assigns, including without limitation, any party to whom Bank, or its successors or assigns, may assign its rights and interests under this Agreement.

All words and phrases used herein which are expressly defined in Section 1.201 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in
Section 1.201 or Chapter 9 of the Code.

          2. SECURITY INTEREST. As security for the Indebtedness, Debtor, for value received, hereby grants to Secured Party a continuing security interest in the Collateral.

          3. REPRESENTATIONS AND WARRANTIES. Debtor hereby represents and warrants the following to Secured Party:

               (a) Due Authorization. The execution, delivery and performance of this Agreement and all of the other Loan Documents by Debtor have been duly authorized by all necessary corporate action of Debtor, to the extent Debtor is a corporation, or by all necessary partnership action, to the extent Debtor is a partnership.

               (b) Enforceability. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

               (c) Ownership and Liens. Debtor has good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and Permitted Liens. As used herein, the term "Permitted Liens" means the following: (i) liens for taxes, assessments or other governmental charges or levies not delinquent, or, being contested in good faith and with diligence by the Borrower and for which Borrower has established and maintains reserves for such contested tax, assessment or other governmental charge in accordance with GAAP; provided that such lien shall have no effect on the priority of the liens in favor of Bank or the value of assets in which Bank has such a lien and a stay of enforcement of any such lien shall be in effect; (ii) deposits or pledges securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) deposits or pledges securing bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business, (iv) judgment liens that have been stayed or bonded; (v) mechanics', workers', materialmen's or other like liens arising in the ordinary course of Borrower's business with respect to obligations which are not due; (vi) purchase money liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of Borrower; and (vii) liens in favor of Bank. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral included in the Borrowing Base (as defined in the Loan Agreement). Debtor has not executed any other security agreement currently affecting the Collateral and no effective financing statement or other

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          instrument similar in effect covering all or any part of the
          Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party.

               (d) No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Debtor, the grant of the security interest by Debtor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation applicable to Debtor or any of its property, (B) the articles or certificate of incorporation, charter, bylaws or partnership agreement, as the case may be, of Debtor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Debtor, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Debtor or of any person except as may be expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Debtor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

               (e) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance other than Permitted Liens. This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral securing the Indebtedness. Possession by Secured Party of all certificates, instruments and cash constituting Collateral from time to time and/or the filing of the financing statements delivered prior hereto and/or concurrently herewith by Debtor to Secured Party will perfect and establish the first priority of Secured Party's security interest hereunder in the Collateral.

               (f) Location. Debtor's residence or chief executive office, as the case may be, and the office where the records concerning the Collateral are kept is located at its address set forth on the signature page hereof. Except as specified elsewhere herein, all Collateral shall be kept at such address and such other addresses as may be listed in Schedule "A" attached hereto and made a part hereof.

               (g) Solvency of Debtor. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Debtor at the time of the execution of this Agreement, (i) Debtor is and will be solvent, (ii) the fair saleable value of Debtor's assets exceeds and will continue to exceed Debtor's liabilities (both fixed and contingent), (iii) Debtor is paying and will continue to be able to pay its debts as they mature, and (iv) if Debtor is not an individual, Debtor has and will have sufficient capital to carry on Debtor's businesses and all businesses in which Debtor is about to engage.

               (h) Compliance with Environmental Laws. Except as disclosed in writing to Secured Party: (i) Debtor is conducting Debtor's businesses in material compliance with all applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions, including without limitation, those pertaining to health or environmental matters such as the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (collectively, together with any subsequent amendments, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous Substance Waste Amendments of 1984 (collectively, together with any subsequent amendments, hereinafter called "RCRA"), the Texas Water Code and the Texas Solid Waste Disposal Act; (ii) none of the

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          operations of Debtor is the subject of a federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release or disposal of any toxic or hazardous substance or solid waste into the environment; (iii) Debtor has not filed any notice under any federal, state or local law indicating that Debtor is responsible for the release into the environment, the disposal on any premises in which Debtor is conducting its businesses or the improper storage, of any material amount of any toxic or hazardous substance or solid waste or that any such toxic or hazardous substance or solid waste has been released, disposed of or is improperly stored, upon any premise on which Debtor is conducting its businesses; and (iv) Debtor otherwise does not have any known material contingent liability in connection with the release into the environment, disposal or the improper storage, of any such toxic or hazardous substance or solid waste. The terms "hazardous substance" and "release", as used herein, shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal", as used herein, shall have the meanings specified in RCRA; provided, however, that to the extent that the laws of the State of Texas establish meanings for such terms which are broader than that specified in either CERCLA or RCRA, such broader meanings shall apply.

               (i) Inventory. The security interest in the inventory shall continue through all stages of manufacture and shall, without further action, attach to the accounts or other proceeds resulting from the sale or other disposition thereof and to all such inventory as may be returned to Debtor by its account debtors.

               (j) Accounts. Each account included in the Borrowing Base (as defined in the Loan Agreement) represents the valid and legally binding indebtedness of a bona fide account debtor arising from the sale or lease by Debtor of goods or the rendition by Debtor of services and is not subject to contra accounts, setoffs, defenses or counterclaims by or available to account debtors obligated on the accounts except as disclosed by Debtor to Secured Party from time to time in writing except for any such contra accounts, setoffs, defenses or counterclaims that could not reasonably be expected to result in a material adverse effect on the financial condition of Debtor. The amount shown as to each account on Debtor's books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have been disclosed to Secured Party in writing.

               (k) Chattel Paper, Documents and Instruments. The chattel paper, documents and instruments of Debtor pledged hereunder have only one original counterpart and no party other than Debtor or Secured Party is in actual or constructive possession of any such chattel paper, documents or instruments.

          4. AFFIRMATIVE COVENANTS. Debtor will comply with the covenants contained in this Section 4 at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

               (a) Ownership and Liens. Debtor will maintain good and marketable title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted by the other Loan Documents. Debtor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party. Debtor will defend at its expense Secured Party's right, title and security interest in and to the Collateral against the claims of any third party.

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               (b)    Further Assurances. Debtor will from time to time at its
          expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing and filing such financing or continuation statements, or amendments thereto; and (B) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail satisfactory to Bank.

               (c) Inspection of Collateral. Debtor will keep adequate records concerning the Collateral and will permit Secured Party and all representatives and agents appointed by Secured Party to inspect any of the Collateral and the books and records of or relating to the Collateral at any time during normal business hours and upon not less than 48 hours advance notice, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information.

               (d) Payment of Taxes. Debtor (i) will timely pay all property and other taxes, assessments and governmental charges or levies imposed upon the Collateral or any part thereof, (ii) will timely pay all lawful claims which, if unpaid, might become a lien or charge upon the Collateral or any part thereof, and (iii) will maintain appropriate accruals and reserves for all such liabilities in a timely fashion in accordance with generally accepted accounting principles. Debtor may, however, delay paying or discharging any such taxes, assessments, charges, claims or liabilities so long as the validity thereof is contested in good faith by proper proceedings and provided Debtor has set aside on Debtor's books adequate reserves therefor; provided, however, Debtor understands and agrees that in the event of any such delay in payment or discharge and upon Secured Party's written request, Debtor will establish with Secured Party an escrow acceptable to Secured Party adequate to cover the payment of such taxes, assessments and governmental charges with interest, costs and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow shall be returned to Debtor upon payment of such taxes, assessments, governmental charges, interests, costs and penalties or disbursed in accordance with the resolution of the contest to the claimant) or furnish Secured Party with an indemnity bond secured by a deposit in cash or other security acceptable to Secured Party. Notwithstanding any other provision contained in this Subsection, Secured Party may at its discretion exercise its rights under Subsection 6(c) at any time to pay such taxes, assessments, governmental charges, interest, costs and penalties.

               (e) Mortgagee's and Landlord's Waivers. Debtor shall cause each mortgagee of real property owned by Debtor and the landlord of Debtor's chief executive office to execute and deliver agreements satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives or subordinates any rights it may have in the Collateral.

               (f) Condition of Goods. Debtor will maintain, preserve, protect and keep all Collateral which constitutes goods in good condition, repair and working order and will cause such Collateral to be used and operated in good and workmanlike manner, in accordance with applicable laws and in a manner which will not make void or cancelable any insurance with respect to such Collateral. Debtor will promptly make or cause to be made all repairs, replacements and other improvements to or in connection with the Collateral which Secured Party may request from time to time.

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               (g)    Insurance. Debtor will, at its own expense, maintain
          insurance with respect to all Collateral which constitutes goods in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Secured Party from time to time. If requested by Secured Party, each policy for property damage insurance shall provide for all losses to be paid directly to Secured Party. If requested by Secured Party, each policy of insurance maintained by Debtor shall (i) name Debtor and Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon Secured Party) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by Debtor, (iii) provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto, and (iv) provide that at least thirty
          (30) days prior written notice of cancellation or of lapse shall be given to Secured Party by the insurer. Debtor will, if requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Debtor will also, at the request of Secured Party, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to Secured Party and applied as Secured Party in its sole discretion deems appropriate.

               (h) Accounts and General Intangibles. Debtor will, except as otherwise provided in Subsection 6(f), collect, at Debtor's own expense, all amounts due or to become due under each of the accounts and general intangibles. In connection with such collections, Debtor may and, at Secured Party's direction, will take such action not otherwise forbidden by Subsection 5(e) as Debtor or Secured Party may deem necessary or advisable to enforce collection or performance of each of the accounts and general intangibles. Debtor will also duly perform and cause to be performed all of its obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each account and all of its obligations to be performed under or with respect to the general intangibles. Debtor also covenants and agrees to take any action and/or execute any documents that Secured Party may request in order to comply with the Federal Assignment of Claims Act, as amended.

               (i) Chattel Paper, Documents and Instruments. Debtor will take such action as may be requested by Secured Party in order to cause any chattel paper, documents or instruments to be valid and enforceable and will cause all chattel paper to have only one original counterpart. Upon request by Secured Party, Debtor will deliver to Secured Party all originals of chattel paper, documents or instruments and will mark all chattel paper with a legend indicating that such chattel paper is subject to the security interest granted hereunder.

          5. NEGATIVE COVENANTS. Debtor will comply with the covenants contained in this Section 5 at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

               (a) Transfer or Encumbrance. Debtor will not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any of the Collateral to any party other than Secured Party, except for (A) sales and leases of inventory in the ordinary course of business, and (B) the sale or other disposal of any item of equipment which is worn out or obsolete and which has been replaced by an item of equal suitability and value, owned by Debtor and made subject to the

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          security interest under this Agreement, but which is otherwise free and clear of any lien, security interest, encumbrance or adverse claim; provided, however, the exceptions permitted in clauses (A) and
          (B) above shall automatically terminate upon the occurrence of an Event of Default.

               (b) Impairment of Security Interest. Debtor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party's security interest in any Collateral.

               (c) Possession of Collateral. Debtor will not cause or permit the removal of any Collateral from its possession, control and risk of loss, nor will Debtor cause or permit the removal of any Collateral from the address on the signature page hereof and the addresses specified on Schedule "B" to this Agreement other than (i) as permitted by Subsection 5(a), or (ii) in connection with the possession of any Collateral by Secured Party or by its bailee.

               (d) Goods. Debtor will not permit any Collateral which constitutes goods to at any time (i) be covered by any document except documents in the possession of the Secured Party, (ii) become so related to, attached to or used in connection with any particular real property so as to become a fixture upon such real property, or (iii) be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are subject to a perfected first priority security interest under this Agreement.

               (e) Compromise of Collateral. Debtor will not adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall automatically terminate upon the occurrence of an Event of Default or upon Secured Party's written request. Debtor shall provide to Secured Party such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Secured Party may request from time to time.

               (f) Financing Statement Filings. Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed in the State of Texas (Debtor's state of incorporation). Without limitation of any other covenant herein, Debtor will not change the jurisdiction of its incorporation, unless Debtor shall have notified Secured Party in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral. In any written notice furnished pursuant to this Subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party's security interest in the Collateral.

          6. RIGHTS OF SECURED PARTY. Secured Party shall have the rights contained in this Section 6 at all times (except as otherwise specified) during the period of time this Agreement is effective.

               (a) Additional Financing Statements Filings. Debtor hereby authorizes Secured Party to file, without the signature of Debtor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor further agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Secured Party may deem appropriate.

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               (b)    Power of Attorney. Debtor hereby irrevocably appoints
          Secured Party as Debtor's attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time during the continuation of an Event of Default, in Secured Party's discretion, to take any action and to execute any instrument which Secured Party may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Secured Party hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral.

               (c) Performance by Secured Party. If Debtor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

               (d) Request for Environmental Inspections. Upon Secured Party's reasonable request from time to time, Debtor will obtain at Debtor's sole expense an inspection or audit of Debtor's operations from an engineering or consulting firm approved by Secured Party, indicating the presence or absence of toxic or hazardous substances and solid wastes on any premises in which Debtor is conducting its business; provided, however, Debtor will be obligated to pay for the cost of any such inspection or audit no more than one time in any twelve (12) month period unless Secured Party has reason to believe that toxic or hazardous substances or solid wastes have been dumped on any such premises. If Debtor fails to order or obtain an inspection or audit within ten (10) days after Secured Party's request, Secured Party may at its option order such inspection or audit, and Debtor grants to Secured Party and its agents, employees, contractors and consultants access to the premises in which it is conducting its business and a license (which is coupled with an interest and is irrevocable) to obtain inspections and audits. Debtor agrees to promptly provide Secured Party with a copy of the results of any such inspection or audit received by Debtor. The cost of such inspections and audits shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

               (e) Debtor's Receipt of Proceeds. All amounts and proceeds (including instruments and writings) received by Debtor in respect of such accounts or general intangibles shall be received in trust for the benefit of Secured Party hereunder and, upon request of Secured Party, shall be segregated from other property of Debtor and, during the continuance of an Event of Default, shall be forthwith delivered to Secured Party in the same form as so received (with any necessary endorsement) and applied to the Indebtedness in such manner as Secured Party deems appropriate in its sole discretion.

               (f) Notification of Account Debtors. Secured Party may, during the continuance of an Event of Default, at its discretion from time to time notify any or all obligors under any accounts or general intangibles (i) of Secured Party's security interest in such accounts or general intangibles and direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party, and (ii) to verify the accounts or general intangibles with such obligors. Secured Party shall have the right, during the continuance of an Event of Default, at the expense of Debtor, to enforce collection of any such accounts or general intangibles and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor.

          7. EVENTS OF DEFAULT. Each of the following constitutes an "Event of Default" under this Agreement:

               (a) Failure to Pay Indebtedness. The failure, refusal or neglect of Borrower to make any payment of principal or interest on the Indebtedness, or any portion thereof, as the same shall become due and payable, and the continuation of such failure, refusal or neglect for ten (10) days; or

               (b) Non-Performance of Covenants. The failure of Borrower or any Obligated Party to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents and the continuation of such failure for thirty (30) days (other than the covenants contained in Sections 8, 9 or Addendum 1 of the Loan Agreement, for which there is no grace period); or

               (c) Default Under other Loan Documents. The occurrence of an event of default hereunder or under any of the other Loan Documents; or

               (d) False Representation. Any representation contained herein or in any of the other Loan Documents made by Borrower or any Obligated Party is false or misleading in any material respect; or

               (e) Default to Third Party. The occurrence of any event which permits the acceleration of the maturity of any indebtedness in excess of $100,000.00 owing by Borrower or any Obligated Party to any third party under any agreement or undertaking; or

               (f)    Bankruptcy or Insolvency. If Borrower or any Obligated
          Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due;
          (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party or any of the Collateral, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; or (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; or

               (g) Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action against Debtor; provided that it shall not be an Event of Default hereunder for a period of thirty (30) days following such taking (during which time Bank may, in its sole and absolute discretion, elect to waive the operation of this section with respect to such taking); or

               (h) Abandonment. Debtor abandons the Collateral or any portion thereof; or

               (i) Action by Other Lienholder. The holder of any lien or security interest on any of the assets of Debtor, including without limitation, the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder and the failure of such holder to revoke such declaration or cease such foreclosure or other proceedings within 20 days thereafter; or

               (j) Liquidation, Death and Related Events. If Borrower or any Obligated Party is an entity, the liquidation, dissolution, merger or consolidation of any such entity or, if Borrower or any Obligated Party is an individual, the death or legal incapacity of any such individual; or

               (g) The entry of any judgment against Borrower or the issuance or entry of any attachment or other lien against any of the property of Borrower for an amount in excess of $250,000.00, if undischarged, unbonded or undismissed within thirty (30) days after such entry.

          8. REMEDIES AND RELATED RIGHTS. If an Event of Default shall have occurred and is continuing, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Secured Party, Secured Party may exercise one or more of the rights and remedies provided in this Section.

               (a) Remedies. Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

                      (i) exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

                      (ii) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party, assemble the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

                      (iii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

                      (iv) sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party's power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

                      (v) buy the Collateral, or any portion thereof, at any public disposition;

                      (vi) buy the Collateral, or any portion thereof, at any private disposition if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

                      (vii) apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

                      (viii) at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise.

          Debtor agrees that in the event Debtor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Debtor's address set forth on the signature page hereof, ten (10) days prior to the date of any public disposition, or after which a private disposition, of any of such Collateral is to be held. Secured Party shall not be obligated to make any disposition of Collateral regardless of notice of disposition having been given. Secured Party may adjourn any public or private disposition from time to time by announcement at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.

               (b) Application of Proceeds. If any Event of Default shall have occurred and is continuing, Secured Party may at its discretion apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Secured Party may elect:

                      (i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Secured Party in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale or other disposition of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;

                      (ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

                      (iii)   to the satisfaction of the Indebtedness;

                      (iv)    by holding such cash and proceeds as Collateral;

                      (v) to the payment of any other amounts required by applicable law (including without limitation, Section 9.615 of the Code or any other applicable statutory provision); and

                      (vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

               (c) Deficiency. In the event that the proceeds of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Borrower and any party who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

               (d) Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm's length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party's option.

               (e) Other Recourse. Debtor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Debtor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Debtor shall have no right of subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, and without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale or other disposition thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

          9. INDEMNITY. Debtor hereby indemnifies and agrees to hold harmless Secured Party, and its officers, directors, employees, agents and representatives (each an "Indemnified Person") from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the "Claims") which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person's actions and/or inactions in connection with the Loan Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OF SUCH AND/OR ANY OTHER INDEMNIFIED PERSON, OR FOR WHICH SUCH OR ANY OTHER INDEMNIFIED PERSON MIGHT OTHERWISE BE LIABLE (BY VIRTUE OF STRICT LIABILITY OR OTHERWISE), except to the limited extent the Claims against an Indemnified Person are proximately caused by such Indemnified Person's gross negligence or willful misconduct. If Debtor or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder.

          10.  MISCELLANEOUS.

               (a) Entire Agreement. This Agreement and the Intellectual Property Security Agreement executed in connection herewith contain the entire agreement of Secured Party and Debtor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement and the Intellectual Property Security Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.

               (b) Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

               (c) Actions by Secured Party. The lien, security interest and other security rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the lien, security interest or other security rights of Secured Party hereunder or affect the obligations of Debtor hereunder.

               (d) Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances.

               (e) Costs and Expenses. Debtor will upon demand pay to Secured Party the amount of any and all costs and expenses (including without limitation, attorneys' fees and expenses), which Secured Party may incur in connection with (i) the transactions which give rise to the Loan Documents, (ii) the preparation of this Agreement and the perfection and preservation of the security interests granted under the Loan Documents, (iii) the administration of the Loan Documents,
          (iv) the custody, preservation, use or operation of, or the sale or other disposition of, collection from, or other realization upon, the Collateral, (v) the exercise or enforcement of any of the rights of Secured Party under the Loan Documents, or (vi) the failure by Debtor to perform or observe any of the provisions hereof.

               (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

               (g) Venue. This Agreement has been entered into in the county in Texas where Bank's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

               (h) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

               (i) No Obligation. Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to Borrower.

               (j) Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, two (2) business days after deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

               (k) Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Debtor and the heirs, executors, administrators, personal representatives, successors and assigns of Debtor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Loan Documents to any other party. Debtor's rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

               (l) Termination. It is contemplated by the parties hereto that from time to time there may be no outstanding Indebtedness, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Indebtedness. Upon (i) the satisfaction in full of the Indebtedness, (ii) the termination or expiration of any commitment of Secured Party to extend credit to Borrower, (iii) written request for the termination hereof delivered by Debtor to Secured Party, and (iv) written release or termination delivered by Secured Party to Debtor, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Debtor's written request, Secured Party will, at Debtor's sole cost and expense, return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

               (m) Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

               (n) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

               (o) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

          EXECUTED as of the date first written above.

Debtor's Address:                          DEBTOR:

AMX Corporation                            AMX Corporation, a Texas corporation
3000 Research Drive
Richardson, Texas                          By: /s/ Jean M. Nelson
Attn: Jean Nelson                             ----------------------------------
                                           Name: Jean M. Nelson
                                                --------------------------------
                                           Title: VP & CFO
                                                 -------------------------------

Secured Party's Address:

Bank One, NA
1717 Main Street, 3rd Floor
Dallas, Texas  75201
Attn: Middle Market Banking Group (Fred Points)

                                  SCHEDULE "A"
                                       TO
                               SECURITY AGREEMENT
                            DATED SEPTEMBER 30, 2002
                                 BY AND BETWEEN
                                  BANK ONE, NA
                                       AND
                                 AMX CORPORATION

The other addresses referenced in Subsection 3(f) are as follows:     None.

                                   EXHIBIT "A"
                                       TO
                               SECURITY AGREEMENT
                            DATED SEPTEMBER 30, 2002
                                 BY AND BETWEEN
                      BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                       AND
                                 AMX CORPORATION

Location:          3000 Research Drive
                   Richardson, Texas  75082


Owner of Record:   DALMAC/GOLDCOR REAL ESTATE VENTURE, LTD.,
                   a Texas limited partnership


Legal Description: 3000 Research Drive
                   Richardson, Texas  75082